FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of December 23, 2019 by and between Taronis Technologies, Inc., a Delaware corporation (the “Company”), the investor(s) listed on the signature page(s) attached hereto under the heading “Holder” (collectively, the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Existing Securities Purchase Agreements or the Existing Certificates of Designations (each as defined below), as applicable.

WHEREAS:

A. Pursuant to a Securities Purchase Agreement dated as of November 13, 2019 by and among the Company, the Holder and certain other buyers party thereto (“Series G Securities Purchase Agreement”), the Company sold to the Holder and certain other investors identified on the signature pages attached thereto: (i) shares of preferred stock of the Company designated as Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Shares”), the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Series G Certificate of Designations”) in the form attached as Exhibit A to the Series G Securities Purchase Agreement, convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with the terms of the Series G Certificate of Designations and (ii) warrants to purchase shares of the Common Stock in the form attached as Exhibit B to the Series G Securities Purchase Agreement to acquire shares of Common Stock.

B. Pursuant to a Securities Purchase Agreement dated as of December 12, 2019 by and among the Company, the Holder and certain other buyers party thereto (“Series H-1 Securities Purchase Agreement” and together with the Series G Securities Purchase Agreement, the “Existing Securities Purchase Agreements”), the Company sold to the Holder and certain other investors identified on the signature pages attached thereto: (i) shares of convertible preferred stock of the Company designated as Series H-1 Convertible Preferred Stock, par value $0.001 per share (the “Series H-1 Preferred Shares” and together with the Series G Preferred Shares, the “Existing Preferred Shares”), the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Series H-1 Certificate of Designations” and together with the Series G Certificate of Designations, the “Existing Certificates of Designations”) in the form attached as Exhibit A to the Series H-1 Securities Purchase Agreement and (ii) warrants to purchase shares of the Common Stock in the form attached as Exhibit B to the Series H-1 Securities Purchase Agreement to acquire shares of Common Stock.

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series G-1 Convertible Preferred Stock (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series G-1 Preferred Shares”), the terms of which are set forth in the certificate of designations for such series of preferred stock, in the form attached hereto as Exhibit B (the “Series G-1 Certificate of Designations”), which Series G-1 Preferred Shares shall be convertible into Common Stock, in accordance with the terms of the Series G-1 Certificate of Designations (all shares of Common Stock issued or issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Series G-1 Conversion Shares”).

D. Subject to the terms and conditions set forth in this Agreement and in reliance on Section 3(a)(9) of the 1933 Act, the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, all of the Holder’s Existing Preferred Shares for shares of Series G-1 Preferred Stock set forth on the Holder’s signature page(s) attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

(1) Exchange. a. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Holder’s Existing Preferred Shares for the number of Series G-1 Preferred Shares set forth on the Holder’s signature page attached hereto. The date and time of the closing (the “Closing”) of the transactions specified in this Section 1 (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the Business Day following the date of notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof (or such other date and time as is mutually agreed to by the Company and the Holder in writing). The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 or at such other time and place as the Company and the Holder mutually agree (the “Closing” and such date, the “Closing Date”). The Closing may also be undertaken remotely by electronic transfer of Closing documentation At the Closing, the following transactions shall occur (such transaction the “Exchange”):

b.	On the Closing Date, in exchange for the Existing Preferred Shares, the Company shall deliver Series G-1 Preferred Shares to the Holder or its designee in accordance with the Holder’s delivery instructions set forth on the Holder’s signature page attached hereto. Upon receipt of the Series G-1 Preferred Shares, all of the Holder’s rights under the Existing Preferred Shares shall be extinguished. The Holder shall tender to the Company the Existing Preferred Shares as soon as practicable following the Closing Date.

c.	On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Series G-1 Preferred Shares, irrespective of the date such Series G-1 Preferred Shares are delivered to the Holder in accordance herewith. The Existing Preferred Shares shall be deemed for all corporate purposes to have been cancelled upon receipt of the Series G-1 Preferred Shares in accordance with this Section 1.

d.	The parties hereto acknowledge and agree that upon any 2020 Redemption, the 2020 Redemption Price (as each such term is defined in the Series G-1 Certificate of Designations) shall be allocated pro rata among the Holder and each Other Holder based on the number of Series H-1 Preferred Shares that are being exchanged by the Holder and each Other Holder for Series G-1 Preferred Shares on the Closing Date pursuant to this Agreement and the Other Agreements relative to the total number of Series H-1 Preferred Shares being exchanged for Series G-1 Preferred Shares on the Closing Date pursuant to this Agreement and the Other Agreements, roundest to the nearest dollar; provided, that if the 2020 Redemption Price for the Holder or any Other Holder(s) would require the Company to pay such Holder or Other Holder(s) more than the Conversion Amount of Series G-1 Preferred Shares held by such Holder or Other Holder(s), any excess 2020 Redemption Price shall be re-allocated to the Holder and the Other Holders on a pro rata basis based on the remaining number of Series G-1 Preferred Shares held by the Holder and each Other Holder relative to the total number of Series G-1 Preferred Shares held by the Holder and the Other Holders on the date of such redemption, in each case rounded to the nearest dollar.

(2) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company:

a. Organization; Authorization; Enforcement. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate or partnership power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b. No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

c. Title. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Existing Preferred Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Preferred Shares or its rights in the Existing Preferred Shares, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Existing Preferred Shares. Good and valid title to the Existing Preferred Shares, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

(3) Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to the Holder that, except as set forth in the SEC Reports:

a. Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall have the meaning ascribed to such term in the Existing Securities Purchase Agreements, except that it shall also include any material adverse effect on the authority or ability of the Company to perform its obligations under this Agreement and the Series G-1 Certificate of Designations (collectively, the “Exchange Transaction Documents”).

b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Exchange Transaction Document and to issue the Series G-1 Preferred Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Exchange Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series G-1 Preferred Shares, the reservation for issuance and the issuance of the Series G-1 Conversion Shares issuable pursuant to the terms of the Series G-1 Preferred Shares have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. Each Exchange Transaction Document has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

c. Issuance of Securities. The issuance of the Series G-1 Preferred Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserved Amount) 100% of the maximum number of Series G-1 Conversion Shares issuable pursuant to the terms of the Series G-1 Preferred Shares assuming for purposes hereof, that the Series G-1 Preferred Shares are convertible at a Conversion Price (as defined in the Series G-1 Certificate of Designations) equal to $0.10 (as adjusted for any stock split, stock dividend, stock combination, recapitalization or similar event related to the Common Stock occurring on or after the date hereof) and without taking into account any limitations on the conversion of the Series G-1 Preferred Shares set forth in the Series G-1 Certificate of Designations). Upon conversion of the Series G-1 Preferred Shares in accordance with the terms thereof, the Series G-1 Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Series G-1 Preferred Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 3(a)(9) of the 1933 Act. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, (i) the Series G-1 Preferred Shares being issued in exchange for the Series G Preferred Shares shall take on the registered characteristics of such Series G Preferred Shares, and (ii) the Series G-1 Preferred Shares being issued in exchange for the Series H-1 Preferred Shares shall take on the registered characteristics of such Series H-1 Preferred Shares. The Company agrees not to take any position contrary to this Section 3(c).

d. Blue Sky. The Company shall make all filings and reports relating the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

e. No Conflicts. The execution, delivery and performance of this Agreement and the other Exchange Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Series G-1 Preferred Shares and reservation for issuance and issuance of the Series G-1 Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

f. Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

g. Absence of Litigation. There are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

h. Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Series G-1 Preferred Shares and the Holder’s ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Series G-1 Preferred Shares and Series G-1 Conversion Shares and the Holder’s ownership of such securities. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

i. Company Representations and Warranties. The Company specifically acknowledges that the Holder would not enter into this Agreement or any related documents in the absence of the Company’s representations, warranties and acknowledgments set out in this Agreement, and that this Agreement, including such representations, warranties and acknowledgments, are a fundamental inducement to the Holder, and a substantial portion of the consideration provided by the Company in this transaction, and that the Holder would not enter into this transaction but for this inducement. The Company understands that, unless the Company notifies the Holder in writing to the contrary before the Closing, each of the Company’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

j. Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K on or before 10:00 p.m., New York City time, on December 23, 2019, describing the terms of the transactions contemplated by this Agreement and the transactions contemplated by the form of Termination Agreement attached hereto as Exhibit A (the “Form of Termination Agreement”), all in the form required by the 1934 Act and attaching the form of this Agreement, the Form of Termination Agreement and the Series G-1 Certificate of Designations (and all schedules and exhibits thereto not otherwise attached), as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to the Holder without the Holder’s prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

k. Shell Company Status. The Company is not, and has not been for a period of at least one year from the date hereof, an issuer identified in Rule 144(i)(1) of the 1933 Act. The Company has filed current “Form 10 information” (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i) more than one year ago from the date hereof.

l. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Other Agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

m. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person relating to the exchange of any Existing Preferred Shares and any subsequent amendment thereto (or any amendment, modification, waiver or release thereof) (each an “Exchange Document”), is or will be more favorable to such Person than those of the Holder and this Agreement (other than the reimbursement of legal fees). If, and whenever on or after the date hereof, the Company enters into an Exchange Document with terms that are materially different from this Agreement, then (i) the Company shall provide written notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Exchange Document.

n. Fees and Expenses. [INSERT ONLY IN CERTAIN EXCHANGE AGREEMENTS: The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to [legal counsel] (the “Holder Counsel Expense”) within two (2) Business Days of receiving the invoice of [legal counsel] by wire transfer of immediately available funds in accordance with the written instructions of [legal counsel]. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated.] Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(4) Conditions to Company’s Obligations Hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

a. The Holder shall have executed this Agreement and delivered the same to the Company;

b. The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

c. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(5) Conditions to Holder’s Obligations Hereunder.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed this Agreement and delivered the same to the Holder;

b. The Series G-1 Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended;

c. The Company shall have duly executed and delivered to the Holder the Series G-1 the Preferred Shares (allocated in such amounts as the Holder shall request) being acquired by the Holder at the Closing pursuant to this Agreement, as set forth on the Holder’s signature page attached hereto;

d. The Company shall have obtained the listing of the Series G-1 Conversion Shares on each Eligible Market on which the Common Stock is then listed for trading;

e. The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

f. The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market as of the Closing Date, in writing by the SEC or the Principal Market; and

g. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

h. The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

(6) Termination.

In the event that the Closing shall not have occurred on or before the fifth (5th) Business Day from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 4 and 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to the other party to this Agreement and without liability of such party to the other party.

(7) Miscellaneous.

a. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made pursuant to Section 9(h) of the Series H-1 Securities Purchase Agreement (Notices).

b. Survival; Successors and Assigns. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Series G-1 Preferred Shares. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

c. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

d. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

e. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 9(a) of the Series H-1 Securities Purchase Agreement (Governing Law; Jurisdiction; Jury Trial).

f. Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

g. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

h. Independent Nature of Holders’ Obligations And Rights. The obligations of the Holder under this Agreement and any other holder (collectively, the “Other Holders”) of Existing Preferred Shares under any other agreement substantially similar to this Agreement (the “Other Agreements”) are several and not joint with the obligations of any of the Holders, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Agreement. The Company acknowledges and the Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

i. Amendment. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

TARONIS TECHNOLOGIES, INC.

By:
Name:	Scott Mahoney
Title:	Chief Executive Officer

Address for delivery of Series G Preferred Shares & Series H Preferred Shares:

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

[INVESTOR]

By:
Name:
Title:

Number of Series G Preferred Shares to be surrendered in the Exchange:

Number of Series H-1 Preferred Shares to be surrendered in the Exchange:

Number of Series G-1 Preferred Shares to be issued in the Exchange:

Address for delivery of Series G-1 Preferred Shares:

Attention: Facsimile: Telephone: E-mail:

Maximum Percentage for Series G-1 Preferred Shares :

[ ] 4.99%
[ ] 9.99%

EXHIBIT A

Form of Termination Agreement

See attached.

EXHIBIT B

Series G-1 Certificate of Designations

See attached.